                                  EXHIBIT 4.4
                                  -----------

                              SECOND AMENDMENT TO
                              -------------------
                         SHAREHOLDERS RIGHTS AGREEMENT
                         -----------------------------

THIS AMENDMENT TO SHAREHOLDERS RIGHTS AGREEMENT is made as of the 25th day of May, 2000.

WHEREAS: The parties hereto are all the parties to that certain Shareholders Rights Agreement dated as of June 22, 1999 (the "SRA") and;

WHEREAS: The parties hereto desire to amend the terms of the SRA as provided below.

NOW THEREFORE, the parties hereto hereby agree as follows:

1. All terms used herein shall have the meaning ascribed to them in the SRA unless the context otherwise requires.

2. Effective immediately upon the closing of the initial public offering of Ordinary Shares of Accord Networks Ltd. pursuant to a registration statement under the U.S. Securities Act of 1933, as amended, or pursuant to a prospectus or similar document under the Israeli Securities Law, 1968, or the securities laws of another jurisdiction, Section 3 of the SRA regarding Pre-Emptive Rights and Section 4 of the SRA regarding the Right of First Refusal will be canceled and will become null and void, and no such rights shall thereafter exist.

3. Except as expressly amended hereby, the provisions of the SRA shall remain in full force and effect.

IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.



ACCORD NETWORKS LTD.                    GILDE IT FUND B.V.

By: /s/ Jules DeVigne                   By: /s/ [ILLEGIBLE]
   -----------------------                 ---------------------
Name:  Jules DeVigne                    Name:  [ILLEGIBLE]
Title: Chairman & CEO                   Title: Executive Director

ONE LIBERTY FUND III LIMITED             NITZANIM FUND (1993) LTD.
PARTNERSHIP

By: /s/ [ILLEGIBLE]                      By: /s/ Matty Karp
   ------------------------------           ---------------------------
Name: [ILLEGIBLE]                        Name: Matty Karp
     ----------------------------
Title: Executive Director                Title: Managing Partner


ADVANCED TECHNOLOGY VENTURES IV,         SVE STAR VENTURES
L.P.                                     ENTERPRISES NO. II GbR

By: /s/ Jos Henkins                      By: /s/ Meir Barel
   ------------------------------           ---------------------------
Name: Jos Henkins                        Name:  SVM Star Ventures Management
Title: General Partner                          GmbH No. 3--Managing Partner
                                         Title: Meir Barel--Managing Director


SVE STAR VENTURES ENTERPRISES NO.        SVE STAR VENTURES
III GbR                                  ENTERPRISES NO. IIIA GbR

By: /s/ Meir Barel                       By: /s/ Meir Barel
   ------------------------------           ---------------------------
Name:  SVM Star Ventures Management      Name:  SVM Star Ventures Management
       GmbH No. 3--Managing Partner             GmbH No. 3--Managing Partner
Title: Meir Barel--Managing Director     Title: Meir Barel--Managing Director


STAR MANAGEMENT OF INVESTMENTS           SVM STAR VENTURES
(1993) LIMITED PARTNERSHIP               MANAGEMENT GmbH NR. 3
                                         & CO. BETEILIGUNGS KG

By: /s/ Meir Barel                       By: /s/ Meir Barel
   ------------------------------           ---------------------------
Name:  SVM Star Ventures Management      Name:  SVM Star Ventures Management
       GmbH No. 3--Managing Partner             GmbH No. 3--Managing Partner
Title: Meir Barel--Managing Director     Title: Meir Barel--Managing Director


UNICYCLE TRADING COMPANY L.P.            MANAKIN INVESTMENTS LTD.

By: /s/ Mark Chris                       By: /s/ Gideon Talkowsky
   ------------------------------           ---------------------------
Name:  Mark Chris                        Name:  Gideon Talkowsky
Title: President                         Title: Manager


VTEL CORPORATION                         COURSES INVESTMENTS IN
                                         TECHNOLOGY L.P.

By: /s/                                  By: /s/ Meir Kfir
   ------------------------------           ---------------------------
Name:                                    Name:  Meir Kfir
     ----------------------------
Title:                                   Title: CFO
      ---------------------------

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                                      -3-
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

K.T. CONCORD VENTURE                            K.T. CONCORD VENTURE
FUND (ISRAEL), L.P.                             FUND (CAYMAN) L.P.

By: /s/ Matty Karp/Yair Safrai                  By: /s/ Matty Karp/Yair Safrai
   ------------------------------------            ------------------------------------
Name:  Matty Karp/Yair Safrai                   Name:  Matty Karp/Yair Safrai
Title: Managing Partner/General Partner         Title: Managing Partner/General Partner

/s/ Sigi Gavish                                 /s/ Gil Rosenfeld
---------------------------------------         ---------------------------------------
SIGI GAVISH                                     GIL ROSENFELD

/s/ Amnon Shoham                                /s/ Michal Rosenfeld
---------------------------------------         ---------------------------------------
AMNON SHOHAM                                    MICHAL ROSENFELD


                                                /s/ [ILLEGIBLE]
                                                ---------------------------------------
                                                EDUARDO SHOVAL/VAMOS LTD.

NORWEST EQUITY CAPITAL L.L.C.                   KEVIN G. HALL FAMILY TRUST

By: /s/ [ILLEGIBLE]                             By: /s/ Kevin G. Hall
   ------------------------------------            ------------------------------------
    Itasca NEC, L.L.C., Managing Member             Kevin G. Hall, Trustee

    /s/ Kevin G. Hall
    -----------------------------------
    Kevin G. Hall, Member

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